Exhibit 10.29.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

FIRST AMENDMENT TO

THE TRAVEL & LIFESTYLE SERVICES OPERATING AGREEMENT

This First Amendment (this “Amendment”) effective as of January 1, 2015 (the “Amendment Effective Date”) by and between GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT Holdco”) and American Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York (“Amex”) amends the Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014 (as such agreement may be amended from time to time, the “Agreement”) by and between GBT Holdco and Amex. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Parties have reached an agreement governing Amex’s access, process and settlement with respect to a Net Fares program and wish to amend the Agreement to define and document the specific Net Fare program support that GBT Holdco shall provide to Amex and the consideration Amex shall pay GBT Holdco in connection therewith.

NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Section 1.      Section 1.01 of the Agreement is hereby amended to add the following definitions in their correct alphabetical order:

“Additional TLS Net Fares” has the meaning ascribed to it in Section 2.02(b).

“Net Fare Air Sales” means, for any calendar month and/or calendar year of the Net Fare Support Period, the aggregate base fare amount of all Net Fares obtained by GBT Holdco for Amex and/or the TLS Business (but excluding the TLS Reps) and sold or otherwise provided by Amex to its Customers and Clients during the applicable calendar month or calendar year based on invoice Data. For the avoidance of doubt, the term “Net Fare Air Sales” does not include [***] that may be included in any Net Fare itinerary and does not include [***] received by Amex and/or the TLS Business from air carriers and sold programs operated by Amex and/or the TLS Business, including the International Airline Program.

“Net Fare Support Fee” has the meaning ascribed to it in Section 2.02(d).

“Net Fare Support Period” means the period beginning on January 1, 2015 and ending on the date when Amex’s termination of the Net Fares support shall become effective pursuant to Section 2.02(f).

Section 2.      Section 2.02 of the Agreement is hereby deleted in its entirety and replaced by the following:

SECTION 2.02      Net Fares.

(a)       Provision of Net Fares. During the Net Fare Support Period, subject to the consent of the Suppliers providing such Net Fares, GBT Holdco hereby agrees to provide Amex and the TLS Business (but excluding the TLS Reps) access, including through the use by Amex or the TLS Business of GBT Holdco’s proprietary systems and Data, on a global basis, to all Net Fares obtained by GBT Holdco for the GBT Business in accordance with the following:

(i)       With respect to Net Fares distributed by Amex where payment is made in the form of Membership Rewards® points (e.g., [***] fares provided through the Membership Rewards Insider Fares Program): (x) the merchant of record for such transaction will be the marketing airline; (y) Amex will make any necessary payments directly to the marketing airline [***]; and (z) Amex will determine, in its sole discretion, the number of Membership Rewards points to be [***] such fares.

(ii)       With respect to any other Net Fares distributed by Amex: (A) Amex and/or the TLS Business will each have the right, in their sole discretion, [***] any such Net Fares provided [***]; and (B) the merchant of record for these transactions shall be either (x) the TLS Business (or another Affiliate of Amex), in which case Amex shall pay directly any necessary merchant fees associated with these transactions, or (y) GBT Holdco, in which case Amex will compensate GBT Holdco for the actual, out-of-pocket expense incurred by GBT Holdco in connection with these transactions (limited to merchant fee expense and debit memo or other reconciliation expense associated with bookings executed by the TLS Business) in each calendar month of the Net Fare Support Period, in arrears, subject to GBT Holdco providing detailed records to Amex showing such costs.

(iii)       GBT Holdco shall not request any other conditions, stipulations or restrictions on any such access or sale rights, except and solely to the extent necessary for GBT Holdco to comply with the same access conditions, stipulations or restrictions imposed on GBT Holdco by the applicable Supplier.

(iv)       GBT Holdco and Amex shall meet quarterly to evaluate the performance of the Net Fares program.

(b)       Additional TLS Net Fares. Notwithstanding anything in this Agreement to the contrary, Amex may, on behalf of itself but not any TLS Reps, request that GUT Holdco negotiate additional, specific Net Fares with one or more Suppliers in one or more geographies or regions that are not already provided by GBT Holdco or Suppliers to Amex through a Supplier Agreement negotiated by GBT Holdco (“Additional TLS Net Fares”). If GBT Holdco accepts such request in writing, it shall use commercially reasonable efforts to obtain such Additional TLS Net Fares on behalf of Amex within ninety (90) days of receiving Amex’s original request. If GBT Holdco declines such request, does not agree with such request in writing within thirty (30) days of receiving the original request from Amex or fails to deliver the Additional TLS Net Fares within ninety (90) days of receiving Amex’s original request, then, notwithstanding any exclusivity provisions hereof, Amex may in each case, in its sole discretion, negotiate directly on behalf of itself and any TLS Reps and enter into any Contract with any Supplier with respect to such Additional TLS Net Fares, without GBT Holdco being a party or a beneficiary thereto.

(c)       [***]

(d)       Net Fare Management and Technology Support. At all times while GBT Holdco is providing Net Fares or Additional TLS Net Fares to Amex pursuant to this Section 2.02, Amex shall reimburse GBT Holdco for the following actual costs incurred by GBT Holdco to directly support the technological and management aspects of the acquisition and distribution of Net Fares for Amex and/or the TLS Business: (x) an amount not to [***] of the Net Fare Support Period for one (1) full-time employee of GBT Holdco; and (y) if agreed to by Amex and GBT Holdco in advance on an annual basis (after reviewing the then-current resources of GBT Holdco to support the technological and management aspects of the acquisition and distribution of Net Fares or Additional TLS Net Fares, including, without limitation, the employee referred to in the foregoing subclause (x)), an amount [***] of the Net Fare Support Period for one (1) contractor to be hired by GM’ Holdco (collectively, the “Net Fare Support Fee”); provided however that in the event that the Parties do not agree upon the need for an additional contractor resource for any given year, GBT Holdco will assess and advise Amex and the TLS Business of any resulting risk that GBT Holdco may be unable to provide full support to Amex and the TLS Business relating to the provision of Net Fares pursuant to this Agreement.

(e)        No Further Compensation. The foregoing Net Fat Support Fee and Net Fares Commission, if any, shall be the sole and exclusive amounts that may become owed to GBT Holdco for the provision of any Net Fares or Additional TLS Net Fares to Amex hereunder.

(f)       Net Fares Support Termination. Commencing on September 1, 2016, Amex will have right but not the obligation, in its sole discretion, to terminate any Net Fares support provided by GBT Holdco hereunder by sending GBT Holdco a written termination notice. Such termination shall become effective either on the date that is ninety (90) days following receipt of the termination notice by GBT Holdco or such later date which may be provided for in the termination notice. Upon receipt of such termination notice, Amex shall be permitted to negotiate directly, on behalf of itself and/or any TLS Reps, and enter into any Contract, with any Supplier with respect to Net Fares without GBT Holdco being a party or beneficiary thereto. In the event of such a termination, GBT Holdco will have no further obligation to provide Amex with Net Fares and the TLS Business will no longer be able to utilize GBT Holdco’s systems to the extent used to price, markup or load Net Fares, unless the Parties expressly agree otherwise in writing (it being understood however. that any rights to access GBT Holdco’s systems of Amex, the TLS Business and/or TLS Reps for any other purposes shall continue unchanged throughout the Term).

Section 3.      Section 2.07(a) of the Agreement is hereby amended by adding the following paragraph at the end thereof:

Without limiting the foregoing, for any given calendar month of the Net Fare Support Period, GBT Holdco will provide Amex with monthly reporting on Net Fare Air Sales by Supplier and by point-of-sale, promptly following the end of such month (it being understood that such reporting will begin to be provided within 60 days after the Parties agree upon the format, layout, and content of such reports). Upon Amex’s request, GBT Holdco shall also promptly provide Amex and/or the TLS. Business with the terms of any Net Fare or Additional TLS Net Fare Contract under which content is provided to Amex or the TLS Business pursuant to this Agreement.

Section 4.      Section 6.05(b) of the Agreement is hereby amended by adding “Section 2.02” between “Section 1.02” and “Section 2.06”

Section 5.      Except as specifically stated in this Amendment, the Agreement remains in full force and effect and is not modified or amended hereby and no rights or remedies thereunder are waived hereby. For the avoidance of doubt, the new compensation structure introduced herein shall apply only to Net Fares and shall under no circumstances be extended to any other services provided by GBT Holdco to Amex, the TLS Business or the TLS Reps under the Agreement.

Section 6.      This Amendment may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, Amex and GBT Holdco have caused this Amendment to be executed and delivered as of the date and year first written above.

AMEX:	AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation

	By:	/s/ Lisa Durocher
Name: Lisa Durocher
Title: Senior Vice President Marketing Services
Card Products and Benefits

GBT HOLDCO;	GBT Ill B.V., a Netherlands private company with limited liability

	By:	/s/ William H. Glen
Name: William H. Glen
Tide: President and Chief Executive Officer

Signature Page to First Amendment to the Travel & Lifestyle Services Operating Agreement

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